UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

FOX PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-125695

(Commission File Number)

N/A

(IRS Employer Identification No.)

64 Knightsbridge, London England SW1X 7JF

(Address of principal executive offices and Zip Code)

44-207-590-9630

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 8, 2007, through our wholly owned UK subsidiary, Fox Energy Exploration Limited, we entered into the Farm-In Agreement with Granby Enterprises Limited and Atlantic Petroleum UK Limited. Pursuant to the terms of the Farm-In Agreement, Granby Enterprises Limited and Atlantic Petroleum UK Limited agreed to farm-out and assign to us and we agreed to farm-in and acquire from them a total of a 33.33% interest in two UK Petroleum Production Licenses. The licenses are currently comprised of two license areas covering two part blocks located in the UK North Sea. The two licenses are in the process of being merged by the UK Department of Trade and Industry into one license with revised coordinates as two part blocks covering the ‘Anglesey’ exploration prospect as mapped by Granby. In consideration for the interests in the license after the merger of the two licenses, we agreed to fund 100% of the high resolution 2D seismic survey and reprocessing to be conducted in the third quarter of 2007 and our 33.33% share of the license budget costs from June 1, 2007. In addition to the acquisition of the 33.33% interest in the license, we will be granted an exclusive, non transferable option to acquire an additional 26.67% interest in the license. The option will be granted and effective upon the completion of the transfer of above 33.33% interests in the license to us and will continue to be valid and exercisable by us until 28 days after our receiving the processed seismic data from the high resolution 2D seismic survey and reprocessing. To acquire the additional 26.67% interest in the license, we will have to pay 46.67% of the cost of an exploration well in addition to our obligation to fund 33.33% of the cost of the exploration well under the Farm-In Agreement.

Work obligations under the license granted by the UK Department of Trade and Industry are as follows:

-	the shooting of sufficient high resolution 2D seismic to cover the license;
-

the drilling of a well on the license to a depth of 2,500 meters or to 30 meters into the top Pentland Formation, whichever is the shallower, unless the UK Department of Trade and Industry confirms in writing that it would not justified to drill such well, having regard to certain technical information available at the time.

If the UK Department of Trade and Industry confirms that it would not be justified to drill a well and thus there is no firm obligation under the license drill a well, the parties under the Farm-In Agreement will try to reach unanimous agreement on whether to voluntarily drill a well. If any party votes against drilling the well, such party will withdraw from the license and will assign its entire percentage interest in the license pro rata to the continuing parties and if all parties vote against drilling the well the license will be relinquished.

Item 9.01	Financial Statements and Exhibits
10.1	Farm-In Agreement dated June 7, 2007 (incorporated by reference from our annual report filed on June 13, 2007)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

Per: /s/ Alexander Craven

Alexander Craven

Director

Dated: June 14, 2007